Rate Schedule TF-1 Service Agreement

Contract No. 100058

THIS SERVICE AGREEMENT (Agreement) by and between Northwest Pipeline GP (Transporter) and Northwest Natural Gas Company (Shipper) is made and entered into on June 21, 2011 and restates the Service Agreement made and entered into on February 14, 2007.

WHEREAS:

A
Pursuant to Section 11.4 of the General Terms and Conditions of Transporter's FERC Gas Tariff, Transporter and Shipper desire to restate the Service Agreement dated June 29, 1990 ("Contract # 100058") in the format of Northwest's currently effective Form of Service Agreement and to make certain additional non-substantive changes, while preserving all pre-existing, substantive contractual rights.

B
Significant events and previous amendments of Contract reflected in the contract restatement include:
 1. Shipper originally entered into Contract #100058 pursuant to the open seaon procedures for Transporter's Expansion I project.
 2. By Amendment dated Otober 25, 1995, Shipper's Contract Demand was reduced by 16,000 Dths/day to the Kelso/Beaver Delivery Point from the following Receipt Points: Green River Gathering Receipt Point 2,000 Dths/day; Ignacio Plant Receipt Point 2,000 Dths/day; Opal Receipt Point 5,000 Dths/day; Shute Creek Receipt Point 3,000 Dths/day; and Westgas Arkansas Receipt Point 4,000 Dths/day, due to a partial permanent release to Portland General Electric Company, effective January 1, 1996.
 3. By Amendment dated April 29, 1996, the primary term for 34,000 Dths/day of Contract Demand was extended from March 31, 2008 to September 30, 2009, unless Shipper was required to provide reimbursement for the Sandy Meter Station installed under a facilities agreement dated March 21, 1996.
 4. By Amendment dated December 8, 1999, Shipper increased the Contract Demand by a total of 1,155 Dths/day (589 Dths/day of Sumas Receipt Point volume and 566 Dths/day of Opal Receipt Point volume) transferred from its Service Agreement (Contract #100005); added a matching 1,155 Dths/day of new delivery point capacity at the Battle Ground Delivery Point; reduced the delivery pressure at the Battle Ground Delivery Point from 250 psig to 150 psig; incorporated Exhibit C establishing the Facilitiy Cost-of-Service Charge for the Battle Ground Delivery Point upgraded and amended the term provision to reflect a September 30, 2013 primary term for the added Contract Demand, effective December 16, 1999.

 5. By Amendment dated February 22, 2007, Shipper removed the Parachute Receipt Point and reallocated 2,200 Dths/day of MDQ from the Parachute Receipt Point to the Collins Gulch Receipt Point, effective June 28, 2007.
 6. By Amendment dated February 12, 2008, Shipper extended the Primary Term End Date associated with 34,000 Dth/d of Contract Demand along with the associated MDQs at the Collins Gulch (2,200 Dths), Green River Gathering (3,187 Dths), Ignacio Plant (7,938 Dths), Opal Plant (7,925 Dths), Shute Creek Plant (6,875 Dths) and Westgas Arkansas (5,875 Dths) receipt points and MDDOs at the Albany (5,000 dths), Battle Ground (100 Dths), Gresham (11,000 Dths), Jefferson/Scio (200 Dths), Kelso/Beaver (3,000 Dths), Marion (100 Dths), Molalla (1,000 Dths), Monitor (600 Dths), Mount Angel (1,000 Dths), North Eugene (2,500 Dths), Oregon City (2,000 Dths), and South Eugene (7,500 Dths) delivery points from September 30, 2009 to September 30, 2044. This contract extension was made pursuant to Shipper's Right-of-First-Refusal decision to match the highest competing bid for capacity posted for competitive bid on January 22, 2008 in the All Shipper's Notices #08-022 and #08-023. The Agreement was further amended to add a non-confirming provision that reflects the current Primary Term End Date associated with the capacity that was not required to be extended and the new Primary Term End Date associated with the capacity Shipper matched by exercising its Right-of-First Refusal.
 7. Transporter and Shipper have agreed to amend the Primary Term End Date on Exhibit A from September 30, 2013 to September 30, 2044 associated with 1,155 Dths/d of Contract Demand along with the associated MDQs at the Opal (566 Dths) and Sumas (589 Dths) receipt points and MDDOs at the Battle Ground (1,155 Dths) delivery point. Shipper agreed to extend this contract as part of its bid to obtain certain transportation capacity that was posted by Transporter as available capacity in All Shippers Letter 10-123R, pursuant to the procedures set forth in Section 25 of the General Terms and Conditions of Transporter's FERC Gas Tariff that resulted in Service Agreement #138587. Transporter and Shipper further agreed to remove the non-conforming provisions on Exhibit B as all of the capacity in this agreement now has the same primary end date.

THEREFORE, in consideration of the premises and mutual covenants set forth herein, Transporter and Shipper agree as follows:

1.
Tariff Incorporation. Rate Schedule TF-1 and the General Terms and Conditions (GT&C) that apply to Rate Schedule TF-1, as such may be revised from time to time in Transporter's FERC Gas Tariff (Tariff), are incorporated by reference as part of this Agreement, except to the extent that any provisions thereof may be modified by non-conforming provisions herein.

2.
Transportation Service. Subject to the terms and conditions that apply to service under this Agreement, Transporter agrees to receive, transport and deliver natural gas for Shipper, on a firm basis. The Transportation Contract Demand, the Maximum Daily Quantity at each Primary Receipt Point, and the Maximum Daily Delivery Obligation at each Primary Delivery Point are set forth on Exhibit A. If contract-specific OFO parameters are set forth on Exhibit A, whenever Transporter requests during the specified time period, Shipper agrees to flow gas as requested by Transporter, up to the specified volume through the specified transportation corridor.

3.
Transportation Rates. Shipper agrees to pay Transporter for all services rendered under this Agreement at the rates set forth or referenced herein. Reservation charges apply to the Contract Demand set forth on Exhibit A. The maximum currently effective rates (Recourse Rates) set forth in the Statement of Rates in the Tariff, as revised from time to time, that apply to the Rate Schedule TF-1 customer category identified on Exhibit A, will apply to service hereunder unless and to the extent that discounted Recourse Rates or awarded capacity release rates apply as set forth on Exhibit A or negotiated rates apply as set forth on Exhibit D. Additionally, if applicable under Section 21 of the GT&C, Shipper agrees to pay Transporter a facility reimbursement charge as set forth on Exhibit C.

4.
Transportation Term. This Agreement becomes effective on the date first set forth above. The primary term begin date for the transportation service hereunder is set forth on Exhibit A. This Agreement will remain in full force and effect through the primary term end date set forth on Exhibit A and, if Exhibit A indicates that an evergreen provision applies,through the established evergreen rollover periods thereafter until terminated in accordance with the notice requirements under the applicable evergreen provision.

5.
Non-Conforming Provisions. All aspects in which this Agreement deviates from the Tariff, if any, are set forth as non-conforming provisions on Exhibit B. If Exhibit B includes any material non-conforming provisions, Transporter will file the Agreement with the Federal Energy Regulatory Commission (Commission) and the effectiveness of such non-conforming provisions will be subject to the Commission acceptance of Transporter's filing of the non-conforming Agreement.

6.	Capacity Release. If Shipper is a temporary capacity release Replacement Shipper, any capacity release conditions, including recall rights, are set forth on Exhibit A.

7.
Exhibit / Addendum to Service Agreement Incorporation. Exhibit A is attached hereto and incorporated as part of this Agreement. If any other Exhibits apply, as noted on Exhibit A to this Agreement, then such Exhibits also are attached hereto and incorporated as part of this Agreement. If an Addendum to Service Agreement has been generated pursuant to Sections 11.5 or 22.12 of the GT&C of the Tariff, it also is attached hereto and incorporated as part of this Agreement.

8.	Regulatory Authorization. Transportation service under this Agreement is authorized pursuant to the Commission regulations set forth on Exhibit A.

9.
Superseded Agreements. When this Agreement takes effect, it supersedes, cancels and terminates the following agreement(s): Restated Firm Transportation Agreement dated February 14, 2007 as amended to date, including Amendments dated February 22, 2007 and February 12, 2008, but the following Amendments and/or Addendum to Service Agreement which have been executed but are not yet effective are not superseded and are added to and become an Amendment and/or Addendum to this agreement: None

IN WITNESS WHEREOF, Transporter and Shipper have executed this Agreement as of the date first set forth above.

Northwest Natural Gas Company	Northwest Pipeline GP
By: /S/	By: /S/
Name: RANDOLPH S. FRIEDMAN	Name: JANE F HARRISON
Title: DIRECTOR, GAS SUPPLY	Title: MANAGER NWP MARKETING SERVICES

EXHIBIT A
Dated and Effective June 21, 2011
to the
Rate Schedule TF-1 Service Agreement
(Contract No. 100058)
between Northwest Pipeline GP
and Northwest Natural Gas Company

SERVICE DETAILS

1.	Transportation Contract Demand (CD): 35,155 Dth per day

2.	Primary Receipt Point(s):

Point ID	Name	Maximum Daily Quantities (Dth)
4	IGNACIO PLANT	7,938
80	GREEN RIVER GATHERING	3,187
297	SUMAS RECEIPT	589
541	SHUTE CREEK PLANT RECEIPT	6,875
543	OPAL PLANT	8,491
552	WESTGAS ARKANSAS	5,875
700	COLLINS GULCH	2,200
	Total	35,155

3.	Primary Delivery Point(s):

Point ID	Name	Maximum Daily Delivery Obligation (Dth)	Delivery Pressure (psig)
219	BATTLE GROUND	1,255	150
229	KELSO/BEAVER	3,000	450
304	GRESHAM	11,000	150
309	OREGON CITY	2,000	165
312	MOLALLA	1,000	400
313	MONITOR	600	150
314	MOUNT ANGEL	1,000	150
322	MARION	100	150
324	JEFFERSON/SCIO	200	400
327	ALBANY	5,000	400
334	NORTH EUGENE	2,500	400
336	SOUTH EUGENE	7,500	400
	Total	35,155

Specified conditions for Delivery Pressure, pursuant to Section 2.4 of the General Terms and Conditions: None

4.	Customer Category:

a.	Large Customer

b.	Incremental Expansion Customer: No

5.	Recourse or Discounted Recourse Transportation Rates:

a.	Reservation Charge (per Dth of CD):

Maximum Base Tariff Rate, plus applicable surcharges.

b.	Volumetric Charge (per Dth):

Maximum Base Tariff Rate, plus applicable surcharges

c.	Additional Facility Reservation Surcharge Pursuant to Section 3.4 of Rate

Schedule TF-1 (per Dth of CD):None

d.	Rate Discount Conditions Consistent with Section 3.5 of Rate Schedule

TF-1:

Not Applicable

6.	Transportation Term:

a.	Primary Term Begin Date:

April 01, 1993

b.	Primary Term End Date:

September 30, 2044

c.	Evergreen Provision:

Yes, standard bi-lateral evergreen under Section 12.2 of Rate Schedule TF-1

7.	Contract-Specific OFO Parameters: None

8.	Regulatory Authorization: 18 CFR 284.223

9.	Additional Exhibits:

Exhibit B No
Exhibit C Yes, dated February 12, 2008
Exhibit D No
Exhibit E No

EXHIBIT C

Dated and Effective February 12, 2008

to the

Rate Schedule TF-1 Service Agreement

(Contract No. 100058)

between Northwest Pipeline GP

and Northwest Natural Gas Company

FACILITY REIMBURSEMENT OBLIGATION

1.	DESCRIPTION OF NEW FACILITIES:

The new facilities contemplated by Section 1(b) of Rate Schedule TF-1, which are necessary to provide service under this agreement include the following:

Upgrades to the Battle Ground Meter Station in Clark County, Washington to provide up to 1,713 Dth per day of delivery capacity at 150 psig.

2.	RESPONSIBILITY FOR NEW FACILITY COSTS:

The total estimated reimbursable cost of facilities is $11,700.00 with an estimated annual cost of service of $3,412.00. Pursuant to Section 21 of the General Terms and Conditions of Transporter's FERC Gas Tariff, Shipper is responsible to pay for the actual cost of service for the new facilities described above and has elected the payment option set forth below.

3.	TERMS AND CONDITIONS OF FACILITY REIMBURSEMENT CHARGE:

a.	Type of Charge: Monthly Cost-of-Service charge .

b.	Charge $235.00.

The monthly cost-of-service charge is calculated using the methodologies underlying Transporter's currently effective transportation rates. Except for depreciable life purposes, the term used for calculating the cost-of-service is stated in item 3c.

Term of Charge: 13.6 years ending December 31, 2012. .